EXHIBIT 99.1

Last Updated	1/28/2005

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary
Periods Ended December 31, 2004 and 2003

List of Contents

2004 Fourth-Quarter Summary

2004 Year-to-Date

2003 by Quarter

2002 by Quarter

2001 by Quarter

Quarters may not sum to totals due to rounding.

Certain current and prior year amounts have been reclassified to conform to current period presentation.

The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2004Q4QuarStatsGloss.pdf

This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html